UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Viasystems Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	75-2668620 (I.R.S. Employer Identification No.)

101 South Hanley Road, Suite 400 St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.01 per share	NASDAQ Global Market
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-163040 and 333-164186 (if applicable)
     Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Viasystems Capital Stock” in the registrant’s prospectus, which constitutes a part of registrant’s Registration Statement on Form S-4 (File No. 333-163040), filed with the Securities and Exchange Commission on November 12, 2009, as amended by any amendments to such Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.
Item 2. Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the NASDAQ Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Viasystems Group, Inc.
Dated: February 12, 2010	By:	/s/ Gerald G. Sax
		Name:	Gerald G. Sax
		Title:	Senior Vice President and Chief Financial Officer

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